UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2017

Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 12, 2017, at the Annual Meeting of Shareholders (the “Annual Meeting”) of Marriott Vacations Worldwide Corporation (the “Company”), a total of 24,709,611 shares of the Company’s common stock (91.1 percent of all shares entitled to vote at the Annual Meeting) were represented, in person or by proxy. At the Annual Meeting, shareholders considered: (1) the election of William J. Shaw, C.E. Andrews and William W. McCarten as Class II Directors; (2) the ratification of the selection by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year; and (3) the approval of an advisory resolution on executive compensation. The Company’s shareholders voted as follows on these matters:
(1) The Company’s shareholders elected the three director nominees named in the Proxy Statement as Class II directors with the following votes:

Nominee	For	Withheld	Broker Non-Vote
William J. Shaw	19,302,810	539,002	4,867,799
C.E. Andrews	19,641,102	200,710	4,867,799
William W. McCarten	19,742,567	89,245	4,867,799
(2) The Company’s shareholders ratified the selection by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year with the following votes:

For	Against	Abstain	Broker Non-Vote
24,644,205	48,582	16,824	0
(3) The Company’s shareholders approved an advisory resolution on executive compensation with the following votes:

For	Against	Abstain	Broker Non-Vote
19,444,073	339,324	58,415	4,867,799

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: May 17, 2017	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer

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